Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Exchange Traded Concepts Trust II:

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report on Horizons S&P 500 Covered Call ETF dated May 24, 2013, which appears in the Registration Statement on Form N-1A (File No. 333-180871). We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information incorporated by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
June 28, 2013